Exhibit 10.8

EMPLOYMENT AGREEMENT

This Employment Agreement is made as of January     , 2000, by and between Amir Bassan-Eskenazi (the “Executive”) and BigBand Networks, Inc. (the “Company”).

WHEREAS, the Executive has certain experience and expertise that qualify him to provide the managerial skills required by the Company; and

WHEREAS, the Executive and the Company deem it in their respective best interests to enter into an agreement providing for the employment of the Executive as the Company’s President and Chief Executive Officer, subject to the terms and conditions hereinafter set forth; and

WHEREAS, the Executive has executed the Company’s Nondisclosure and Developments Agreement (the “Nondisclosure Agreement”) dated October 3, 1999 and attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto hereby agree as follows:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company offers and the Executive hereby accepts employment, effective as of January 1,2000, 2000 (the “Effective Date”).

3. Capacity and Performance. During the term hereof, the Executive shall serve the Company as its President and Chief Executive Officer. The Executive shall report to the Company’s Board of Directors (the “Board”). The Executive shall comply with and perform, faithfully, diligently and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him by the Company. The Executive shall devote substantially all of his business time, attention and energies to the business of the Company and shall not engage in any other business activity (without the Board’s approval), whether or not for profit or other pecuniary advantage, that may conflict with the performance of the Executive’s duties under this Agreement.

4. Compensation and Benefits. As compensation for the satisfactory performance by the Executive of his duties and obligations hereunder to the Company and subject to the provisions of Section 5, the Executive shall receive:

4.1. Base Salary. The Executive’s initial base salary shall be paid at a rate of $225,000.00 per year (the “Base Salary”). The Base Salary shall be payable in accordance with the customary payroll practices of the Company as may be established or modified from time to time. Currently, salaries are paid on a bi-weekly basis. The Company may at its sole discretion increase the Executive’s salary (by 10%) upon the occurrence of certain milestones set forth in Exhibit B hereto.

4.2 Performance Bonus. The Executive shall be eligible to receive a bonus of up to 30% of his Base Salary based upon, among other things, the Executive’s performance, the

Company’s performance, and any other factors the Company wishes to consider. Such bonus, if any, shall be determined at the sole discretion of the Company and shall be payable in accordance with the customary bonus practices of the Company as may be established or modified from time to time.

4.4. Vacation. Subject to and in accordance with the Company’s policy, the Executive shall be eligible to accrue up to 20 days of paid vacation per calendar year.

4.5 Company Car. The Company will provide the Executive with a loan of up to $25,000, to be repaid no later than six (6) months from the date the loan proceeds are received by the Executive, for the purchase of an automobile.

4.6 Benefits. During the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive and his companion or family shall be eligible to participate in all employee benefits plans, including the Company’s health and disability insurance plans and pension plans, from time to time adopted by the Company and in effect for executives of the Company in similar positions. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Company and/or the Board or any administrative or other committee provided for in or contemplated by such plan. The Company’s current plans and policies shall govern all other benefits.

4.7 Relocation Expenses.

(a) In connection with the Executive’s relocation from Israel to California, the Company will reimburse the Executive for the following expenses:

i. Expenses associated with the Executive’s (and his companion’s) physical move from Israel to California, including reasonable lodging for up to 30 days of temporary living in connection therewith.

ii. Expenses associated with the Executive’s expatriation costs, including but not limited to legal costs incurred in connection with obtaining the proper visas and/or permits necessary for Executive to work in the United States.

iii. Two (2) round trip airplane tickets (coach class) per year between Israel and California for the Executive’s family (including his companion).

(b) The Executive hereby agrees that all such expenses to be reimbursed to him under this Section by the Company shall be reasonable and that the Executive shall use his best efforts to minimize the costs by obtaining, in each instance, terms which are as favorable as those which the Executive would negotiate if he were to pay for such expenses directly himself. Further, the Executive agrees to provide suitable and accurate documentation evidencing such costs incurred, and the Company shall provide reimbursement within a reasonable time after the receipt of such documentation.

(c) Upon the termination of the employment of the Executive hereunder for any reason whatsoever, the Company shall reimburse the Executive for all relocation expenses incurred in the relocation of the Executive (including his family and companion) and their possessions to Israel.

(d) The expenses in this Section 4.7 will be charged as Company business expenses to the extent permitted by the IRS. The reimbursement of some of these expenses may be considered compensation includible in the gross income of the Executive. To the extent the reimbursement does constitute income includible in the gross income of the Executive, the Company agrees to make an additional payment (the “Gross-Up Payment”) in order to put the Executive in the same financial position after the payment of taxes with respect to the includible amounts referred to above (and accounting for any taxes paid in connection with the Gross-Up Payment) as the Executive would have been if none of the reimbursement amounts had been includible in gross income.

4.8. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to (i) any reasonable expense policy set by the Company as may be modified from time to time, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Company from time to time.

5. Termination of Employment. Notwithstanding the provisions of Section 2 hereof, the Executive’s employment and this Agreement shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

5.1. Death or Disability. In the event of the Executive’s death or Disability (as defined herein) during the term hereof, the Executive’s employment and this Agreement shall immediately and automatically terminate and the Company shall pay to the Executive (or in the case of death, the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive, his estate), any Base Salary earned but unpaid through the date of death or Disability. For the purposes of this Agreement, “Disability” shall mean any physical incapacity or mental incompetence (i) as a result of which the Executive is unable to perform substantially all his duties and responsibilities hereunder for an aggregate of 120 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship. Any determination of disability shall be made by a qualified physician or physicians selected by the Company in a reasonable manner. The failure of the Executive to submit to a reasonable examination by such physician or physicians shall constitute a conclusive determination of a permanent Disability.

5.2. By the Company for Cause.

(a) The Company may terminate the Executive’s employment and this Agreement for Cause at any time during the term hereof. The Company shall thereafter have no further obligation or liability to the Executive relating to the Executive’s employment or this Agreement, other than Base Salary earned but unpaid through the date of termination.

(b) The following events or conditions shall constitute “Cause” for termination: (i) the Executive’s refusal to render services to the Company in accordance with the obligations under this Agreement (as determined by the Company); (ii) the Executive’s repeated refusal to follow the material rules or policies of the Company; (iii) the commission by the Executive of any act of disloyalty, gross negligence, dishonesty or breach of fiduciary duty toward the Company or any of its clients; (iv) the Executive’s material breach of this Agreement and/or the Nondisclosure Agreement; (v) the commission by the Executive of any felony or any act of fraud or embezzlement; or (vi) the Executive’s misappropriation of any money or other assets or property (tangible or intangible) of the Company or commission of any act that constitutes unfair competition with the Company.

5.3. By the Company other than for Cause.

(a) The Company may terminate the Executive’s employment and this Agreement other than for Cause at any time during the term hereof. In the event of such termination, the Executive will be eligible for the following severance benefits: (i) a continuation for twelve (12) months from the termination date of the Executive’s employment of his Base Salary (at the rate in effect at the time of such termination); and (ii) payment by the Company for twelve (12) months from the termination date of the Executive’s employment of its portion (i.e., a sum equal to its contribution during the Executive’s employment) of health insurance premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) (or state law equivalent). The Executive agrees to execute a comprehensive release at the time of any termination in exchange for the receipt of such severance benefits.

(b) In the event of a Change in Control (as defined herein), Executive’s employment shall be deemed terminated other than for Cause (and Executive shall be entitled to the benefits described in Section 5.3(a) above) if, within one (1) year after the closing of a Change in Control, any of the following has occurred: (1) a reduction in salary or material reduction in the level of benefits of the Executive as in effect on the date immediately prior to the closing of a Change in Control; (2) a diminution in the nature or scope of the Eskenazi’s authority, duties or responsibilities in effect immediately prior to the closing of the Change in Control; or (3) a change in location of the principal office to which the Executive must report of greater than 50 miles.

“Change in Control” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets, technology or capital stock of the Company (other than in a spinoff or similar transaction) ; or (z) any change in the share ownership of the Company, whether by issuance or transfer of shares, as a result of which a person or group of persons that did not previously control the Company acquires control of the Company.

5.4. By the Executive. The Executive may terminate this Agreement at any time upon prior written notice to the Company of no less than 6 months.

6. Effect of Termination. The provisions of this Section 6 shall apply in the event of termination of this Agreement and/or the Executive’s employment pursuant to Sections 2 or 5.

6.1. Payment in Full. Payment by the Company to the Executive of any Base Salary and other compensation amounts shall constitute the entire obligation of the Company to the Executive, except that nothing in this Section 6.1 is intended or shall be construed to affect the rights and obligations of the Company, on the one hand, and the Executive, on the other, with respect to any loans, stock warrants, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive the Executive’s termination of employment under the provisions of documents relating thereto.

6.2. Termination of Benefits. Except for any right of continuation of benefits coverage to the extent provided by this Agreement and/or COBRA or other applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the termination date of the Executive’s employment without regard to any continuation of Base Salary or other payments to the Executive following such termination date.

6.3 Cessation of Compensation and Benefits. If the Executive breaches his obligations under this Agreement and/or the Nondisclosure Agreement, the Company may immediately cease payment of all compensation and benefits described in this Agreement. The cessation of these payments shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company, including the right to seek specific performance or an injunction.

7. Survival of Certain Provisions. The obligations of the Executive under the Nondisclosure Agreement expressly survive any termination of the Executive’s employment, regardless of the manner of such termination, or termination of this Agreement.

8. Conflicting Agreements. The Executive hereby warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive is a party or is bound and that the Executive is not now subject to and will not enter into any covenants against competition or similar covenants that would affect the performance of his obligations hereunder.

9. Withholding; Taxes. All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

10. Miscellaneous.

10.1. Assignment. This Agreement is not assignable by either party hereto.

10.2. Severability. The Executive agrees that each provision and the subparts of each provision herein shall be treated as separate and independent clauses and the unenforceability of any one clause shall in no way impair the enforceability of any of the other Agreement’s clauses. Moreover, if one or more of the Agreement’s provisions shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The Executive hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

10.3. Waiver; Amendment. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

10.4. Notices. All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or four business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to the address set forth underneath his signature to this Agreement or (b) in the case of the Company, to the attention of Board of Directors c/o BigBand Networks, Inc.; and/or to such other address as either party may specify by notice to the other.

10.5. Entire Agreement. This Agreement and the Nondisclosure Agreement constitute the entire agreement between the Company and the Executive with respect to the terms and conditions of the Executive’s employment with the Company and supersede and cancel all prior communications, agreements and understandings, written or oral, between the Executive and the Company with respect to the terms and conditions of the Executive’s employment with the Company.

10.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

10.7. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of laws provision or rule thereof, and this Agreement shall be deemed to be performable in such state.

10.8. Consent to Jurisdiction. The Executive, by his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the State of California for the purpose of any claim or action arising out of or based upon this Agreement, the Executive’s employment with the Company and/or termination thereof, or relating to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

BIGBAND NETWORKS, INC.

By:

Name:

Title:

THE EXECUTIVE

Amir Bassan-Eskenazi

ADDRESS:

EXHIBIT B

Salary Milestones